UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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DSP Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PROXY STATEMENT SUPPLEMENT

Notice of Change of Time of the 2019

Annual Meeting of Stockholders

June 6, 2019

May 15, 2019

To the Stockholders of DSP Group, Inc.:

DSP Group, Inc. (the “Company”) has changed the time of its 2019 annual meeting of stockholders scheduled for Thursday, June 6, 2019 (the “2019 Annual Meeting”). This notice relates to the Company’s proxy statement, dated May 6, 2019, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2019 Annual Meeting (the “2019 Proxy Statement”). The meeting date, location and record date for the 2019 Annual Meeting remain unchanged and there is no change to the proposals to be presented to stockholders for consideration at the 2019 Annual Meeting. You should refer to the proxy materials previously provided to you for additional information.

The new time for the 2019 Annual Meeting will be 10:30 a.m., local time. The location for the 2019 Annual Meeting remains the same at:

Offices of Morrison & Foerster LLP

250 West 55th Street

New York City, New York 10019

If you have already voted and do not wish to change your vote, you do not need to do anything. Stockholders may also continue to use the form of proxy previously provided.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE 2019 PROXY STATEMENT.

By Order of the Board of Directors,

Ofer Elyakim

Chief Executive Officer